Exhibit 99.1

WebMediaBrands Inc. Reports Financial Results

For Its Fourth Quarter and Year Ended December 31, 2011

Fourth Quarter Revenues Increase 26%

Annual Revenues Increase 38%

(New York, NY – February 28, 2012) -- WebMediaBrands Inc. (Nasdaq: WEBM) today reported results for the fourth quarter and full year ended December 31, 2011.

Highlights for the fourth quarter of 2011 include:

•	Revenues for the fourth quarter of 2011 were $3.4 million compared to revenues of $2.7 million for the same period in 2010, an increase of 26%, and included $584,000 from Inside Network, which we acquired in May 2011. Revenues from education and advertising, excluding the impact of the Inside Network acquisition, increased 43% and 17%, respectively, compared to the same period last year. Inside Network’s market research and data services business, which includes AppData, contributed $397,000 in revenues during the fourth quarter of 2011.

•	Loss from continuing operations for the fourth quarter of 2011 was $9.1 million, and included a non-cash impairment charge of $8.3 million related to the write-down of goodwill, compared to a loss of $465,000 for the same period last year. Non-GAAP income from continuing operations, excluding interest, taxes, impairment, depreciation, amortization and stock-based compensation, or EBITDA, was $149,000 during the fourth quarter of 2011, compared to a loss of $832,000 for the same period last year. We track this metric and present it here because we believe it helps in the analysis of the performance of our core operations. Stock-based compensation expense was $619,000 during the fourth quarter of 2011 compared to $93,000 during the fourth quarter 2010.

Highlights for the year ended 2011 include:

•	Revenues for the year ended 2011 were $12.4 million compared to revenues of $9.0 million for the same period in 2010, an increase of 38%, and included $1.5 million from Inside Network. Revenues from online job board postings, education, advertising and trade shows, excluding the impact of the Inside Network acquisition, increased 18%, 18%, 32% and 33%, respectively, compared to 2010.

•	Loss from continuing operations was $11.9 million for the year ended 2011, and included a non-cash impairment charge of $8.3 million related to the write-down of goodwill, compared to a loss of $5.0 million during 2010. Non-GAAP loss from continuing operations, excluding interest, taxes, impairment, depreciation, amortization and stock-based compensation, or EBITDA, was $1.6 million for the year ended 2011, compared to a loss of $4.1 million for the same period last year. Stock-based compensation expense was $991,000 during the year ended 2011 compared to $211,000 during the same period in 2010.

“Our fourth quarter demonstrated continued progress towards being cash flow positive with significant year-over-year and sequential quarterly revenue growth and our first quarter, since the acquisition of Mediabistro, with positive EBITDA on a consolidated basis,” stated Alan M. Meckler, Chairman and CEO of WebMediaBrands, Inc. “The acquisition of Inside Network has expanded our product offerings, and revenues from Inside Network’s research and advertising businesses have continued to grow. We anticipate significant growth from all of our divisions in 2012 led by our in-depth strength in covering Facebook, social media, apps and the Semantic Web,” added Meckler.

WebMediaBrands Inc. Fourth Quarter 2011 Financial Results Conference Call Alert

WebMediaBrands Inc. invites you to participate in its conference call reviewing 2011 fourth quarter results on Tuesday, February 28, 2012 at 5:00 pm EDT.

The conference call number is 877-604-9668 for domestic participants and 719-325-4835 for international participants; confirmation code “4721927.”   Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Monday, March 5, 2012. Replay call numbers are 888-203-1112 for domestic participants and 719-457-0820 for international participants; confirmation code “4721927.”

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WebMediaBrands Inc.

Unaudited Consolidated Condensed Statements of Operations

For the Three Months and Year Ended December 31, 2011 and 2010

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues	$3,375	$2,687	$12,429	$8,987

Cost of revenues	1,897	1,782	7,154	5,787
Advertising, promotion and selling	551	405	2,088	1,828
General and administrative	1,395	1,288	5,475	5,578
Depreciation	77	88	319	438
Amortization	142	57	513	191
Impairment	8,289	—	8,289	319
Contingent acquisition consideration	—	—	329	—
Total operating expenses	12,351	3,620	24,167	14,141

Operating loss from continuing operations	(8,976)	(933)	(11,738)	(5,154)
Other loss, net	(2)	(137)	(9)	(73)
Interest income	45	17	86	244
Interest expense	(122)	(181)	(657)	(808)
Loss from continuing operations before income taxes	(9,055)	(1,234)	(12,318)	(5,791)
Provision (benefit) for income taxes	14	(769)	(403)	(749)
Loss from continuing operations	(9,069)	(465)	(11,915)	(5,042)
Income from discontinued operations, net of tax	—	—	—	6
Gain on sale of discontinued operations	—	2,044	—	2,016
Net income (loss)	$(9,069)	$1,579	$(11,915)	$(3,020)

Income (loss) per share:
Basic
Loss from continuing operations	$(0.22)	$(0.01)	$(0.29)	$(0.13)
Income from discontinued operations	—	0.05	—	0.05
Net income (loss)	$(0.22)	$0.04	$(0.29)	$(0.08)

Diluted
Loss from continuing operations	$(0.22)	$(0.01)	$(0.29)	$(0.13)
Income from discontinued operations	—	0.05	—	0.05
Net income (loss)	$(0.22)	$0.04	$(0.29)	$(0.08)

Weighted average shares used in computing income (loss) per share:
Basic	41,835	37,735	40,730	37,518
Diluted	41,835	39,787	40,730	37,518

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WebMediaBrands Inc.

Unaudited Consolidated Condensed Balance Sheets

December 31, 2011 and 2010

 (in thousands, except share and per share amounts)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$3,438	$12,970
Accounts receivable, net of allowances of $11 and $10, respectively	489	581
Prepaid expenses and other current assets	575	912
Total current assets	4,502	14,463

Property and equipment, net of accumulated depreciation of $1,350 and $1,556, respectively	477	728
Intangible assets, net of accumulated amortization of $722 and $209, respectively	2,626	1,535
Goodwill	15,116	10,261
Investments and other assets	1,146	1,005
Total assets	$23,867	$27,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$367	$1,210
Accrued payroll and related expenses	391	424
Accrued expenses and other current liabilities	662	1,447
Deferred revenues	1,288	817
Total current liabilities	2,708	3,898

Loan from related party	7,647	5,947
Deferred revenues	22	19
Deferred income taxes	444	410
Other long-term liabilities	60	57
Total liabilities	10,881	10,331

Commitments and contingencies:

Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 42,545,702 and 37,986,851 shares issued and 41,710,702 and 37,921,851 shares outstanding at December 31, 2011 and 2010, respectively	425	380
Additional paid-in capital	288,672	281,087
Accumulated deficit	(275,615)	(263,700)
Treasury stock, 835,000 shares and 65,000 shares, at cost at December 31, 2011 and 2010, respectively	(496)	(106)
Total stockholders’ equity	12,986	17,661
Total liabilities and stockholders’ equity	$23,867	$27,992

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WebMediaBrands Inc.

Unaudited Consolidated Condensed Statements of Cash Flows

For the Years Ended December 31, 2011 and 2010 (in thousands)

	Year Ended December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(11,915	$(3,020)
Less: Income from discontinued operations, net of tax	—	6
Less: Gain on sale of discontinued operations	—	2,016
Loss from continuing operations	(11,915	(5,042)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	8,289	319
Depreciation and amortization	832	629
Stock-based compensation	991	211
Provision for losses on accounts receivable	15	—
Other, net	(2)	154
Amortization of debt issuance costs	28	61
Deferred income taxes	(410)	(769)
Changes in current assets and liabilities (net of businesses acquired):
Accounts receivable, net	135	(80)
Prepaid expenses and other assets	660	1,961
Accounts payable, accrued expenses and other liabilities	(701)	(1,079)
Deferred revenues	236	(211)
Discontinued operations	—	21
Net cash used in operating activities	(1,842)	(3,825)
Cash flows from investing activities:
Purchases of property and equipment	(57)	(78)
Acquisitions of businesses, assets and other	(9,062)	(1,437)
Proceeds from sale of discontinued operations, net	—	1,700
Proceeds from sale of assets	—	1,546
Net cash provided by (used in) investing activities	(9,119)	1,731
Cash flows from financing activities:
Borrowings from related party	1,750	—
Purchase of treasury stock	(391)	—
Debt issuance costs	(26)	(9)
Repayment of borrowings from related party	(50)	(250)
Proceeds from exercise of stock options	146	306
Net cash provided by financing activities	1,429	47
Effect of exchange rates on cash	—	5
Net decrease in cash and cash equivalents	(9,532)	(2,042)
Cash and cash equivalents, beginning of year	12,970	15,012
Cash and cash equivalents, end of year	$3,438	$12,970
Supplemental disclosures of cash flow:
Cash refund of income taxes, net	$393	$2,080
Cash paid for interest	$629	$785

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About WebMediaBrands Inc.

WebMediaBrands Inc. is an Internet media company that provides content, education and career services to social media, traditional media and creative professionals through a portfolio of vertical online properties, communities and trade shows. The Company’s online business includes: (i) mediabistro.com, a leading blog network providing content, education, community and career resources (including the industry’s leading online job board) about major media industry verticals including new media, social media, Facebook, TV news, advertising, public relations, publishing, design and mobile; (ii) InsideNetwork.com, a leading network of online properties providing original market research, data services, news, and job listings on the Facebook platform, on social gaming, and on mobile applications ecosystems; and (iii) SemanticWeb.com, a leading blog providing content, education, community resources and career resources on the commercialization and application of Semantic Technologies, Linked Data and Big Data. The Company’s online business also includes community, membership and e-commerce offerings including a freelance listing service, a marketplace for designing and purchasing logos (stocklogos.com) and premium membership services. The Company’s trade show and educational offerings include conferences, online and in-person courses, and video subscription libraries on topics covered by the Company’s online business.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: general economic conditions; the competitive environment in which WebMediaBrands competes; and the unpredictability of WebMediaBrands’s future revenues, expenses, cash flows and stock prices.  For a more detailed discussion of such risks and uncertainties, refer to WebMediaBrands’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and WebMediaBrands assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current WebMediaBrands press releases can be found online at www.webmediabrands.com/corporate/press.html

For information on WebMediaBrands contact:

Ismaela Best

Director of Marketing

press@webmediabrands.com

212-547-7887